UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2007, Daniel J. Kelly, Vice President, Finance and Chief Financial Officer, notified The Pantry, Inc. (the “Company”) of his desire to resign from his positions with the Company and his willingness to assist the Company in the transition necessitated by his resignation. Mr. Kelly’s resignation is for personal reasons. In connection with his notification to the Company of his desire to resign, Mr. Kelly and the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) which supersedes his prior employment agreement with the Company dated May 2, 2003. The term of employment under the Agreement is for the period commencing on April 12, 2007 and terminating on November 30, 2007.

Pursuant to the Agreement, Mr. Kelly will continue to serve as Vice President, Finance and Chief Financial Officer until the Company hires a successor Vice President, Finance and Chief Financial Officer. Once the Company does hire such a successor, Mr. Kelly will remain employed pursuant to the Agreement but will assume the title of Consultant to the Company. His annual salary pursuant to the Agreement will remain unchanged at $290,000. In addition, Mr. Kelly is entitled to participate in any incentive program made available to employees of the Company at his level, provided, however, that in the 2007 fiscal year, his total award target under the Company’s Incentive Compensation Plan (“Plan”) for that year will be prorated to reflect the number of days in that year that he was employed by the Company, and any award for that year will be paid as provided in the Plan without regard to whether he is employed by the Company on the payment date. Additionally, Mr. Kelly will be eligible to participate in all medical, dental, disability, insurance, 401(k), pension, vacation and other employee benefit plans and programs made available from time to time to Company employees at his level.

Mr. Kelly will also receive a Stay Bonus of $50,000 if he remains actively employed with the Company until November 30, 2007. If the Company terminates his employment prior to that date without Cause (as defined below), then Mr. Kelly will be entitled to the entire amount of the Stay Bonus, payable in a lump sum on the date of his termination.

If Mr. Kelly’s employment is terminated by the Company for Cause or if Mr. Kelly terminates his employment without Cause, the Company’s obligation to compensate him will cease on the effective date of termination except for amounts due at the date of termination. If the Company terminates Mr. Kelly’s employment during the term of the Agreement without Cause, then, in addition to amounts due Mr. Kelly on the effective date of termination, Mr. Kelly will be entitled to receive severance pay equal to (i) the amount of salary to which he would have been entitled for the remaining term of the Agreement and (ii) $10,000 per month for the twelve (12) months following November 30, 2007. If his employment is terminated because of death, the Company will pay to his estate his then current monthly salary until November 30, 2007. If Mr. Kelly is terminated because of Disability (as defined in the Agreement), the Company will continue to pay his then current monthly salary until the earlier of November 30, 2007 or the date on which he begins receiving long-term disability insurance benefits in accordance with the Company’s long-term disability plan.

For purposes of the Agreement, “Cause” is defined to mean:

•	willful and continued failure by Mr. Kelly to substantially perform his duties;

•	insubordination in responding to any specific, reasonable instructions from the Company’s Chief Executive Officer or Board of Directors;

•	conduct by Mr. Kelly which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

•	conviction of Mr. Kelly or entry of plea of guilty or nolo contendere by Mr. Kelly to any crime involving moral turpitude or any felony.

If Mr. Kelly’s employment is terminated prior to November 30, 2007 following a Change in Control (as defined below) either by the Company without Cause, or for the willful and continued failure by Mr. Kelly to substantially perform his duties, or by Mr. Kelly for Good Reason (as defined below), he would receive salary continuation and health insurance for a period of 24 months from the termination date or until such time as he engages in other employment, after which he will be entitled to receive the difference, if any, between his previous salary with the Company and his new salary.

A “Change in Control” will occur if:

•

any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than (i) the Company, (ii) a trustee or other fiduciary holding securities under one of the Company’s employee benefit plans (iii) a company owned by the Company’s stockholders or (iv) the existing holders of the Company’s common stock, is or becomes the “beneficial owner” (as defined under the federal securities laws) of securities of the Company representing more than 50% of the Company’s outstanding voting power;

•	the Company consummates certain mergers or consolidations; or

•	the Company is liquidated or it sells or disposes of all or substantially all of its assets.

“Good Reason” includes:

•	an adverse alteration in the nature of Mr. Kelly’s position or responsibility;

•	a reduction in Mr. Kelly’s annual base salary;

•	moving Mr. Kelly more than 50 miles from his current location;

•	the failure to pay the Mr. Kelly any portion of his current compensation or compensation under any deferred compensation program within seven days of the due date;

•	the failure to provide Mr. Kelly with benefits substantially similar to those enjoyed by him under any Company plans that he was participating in at the time of a Change in Control; or

•	the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement.

The Agreement contains other terms and provisions that are customary for employment agreements of this nature, including a covenant prohibiting Mr. Kelly from, during his employment and for twelve (12) months following the termination of his employment, soliciting the Company’s employees for employment.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Kelly’s resignation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement by and between Daniel J. Kelly and the Company

99.1	Press Release dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Peter J. Sodini President and Chief Executive Officer

Date: April 13, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement by and between Daniel J. Kelly and the Company

99.1	Press Release dated April 13, 2007